Exhibit 10.6

DIRECTOR STOCK OPTION AGREEMENT

UNDER THE APPLIED DNA SCIENCES, INC.

2005 INCENTIVE STOCK PLAN

AGREEMENT made as of the ______ day of June, 2008, by and between APPLIED DNA SCIENCES, INC. (the "Company") and _________________________________ (the "Optionee").

1.    Award. Pursuant to the Applied DNA Sciences, Inc. 2005 Incentive Stock Plan (the “Plan”), the Company hereby grants to the Optionee an option (the “Option”) to purchase up to __________________ shares of the Company’s common stock (the “Common Stock”) at an exercise price per share of $_______ upon the terms and conditions set forth in this Agreement and the Plan. The Optionee acknowledges having received a copy of the Plan. The provisions of the Plan will govern in the event of any inconsistency with the terms of this Agreement. Capitalized terms used but not defined in this Agreement will have the meanings ascribed to them by the Plan.

2.    Option Term. Unless terminated sooner, the Option shall expire if and to the extent it is not exercised within five years from the date hereof. Notwithstanding the foregoing, the Option will terminate on the date of the next meeting of the Company’s stockholders if, at that meeting, the Company’s stockholders do not approve a Plan amendment that would increase the number of shares of Common Stock that may be issued under the Plan to 100,000,000 shares.

3.    Vesting Conditions. Except as otherwise provided, the Option will become 25% vested on the date hereof and the balance of the Option will become vested in three equal annual equal increments (each for 25% of the shares covered by the Option) beginning on the first anniversary of the date hereof, subject to the Optionee’s continuous service with the Company or any of its subsidiaries (“Applied DNA Sciences”) through the applicable vesting date. Notwithstanding anything to the contrary contained herein, the vested portion of the Option will not be exercisable if the Plan amendment described in paragraph 2 above is not approved at the next meeting of the Company’s stockholders

4.    Termination of Service. If the Optionee ceases to serve as a director of the Company or to otherwise perform services for Applied DNA Sciences for any reason other than death, then, unless sooner terminated under the terms hereof, the vested portion of the Option will terminate if and to the extent it is not exercised within three months after the date of the Optionee’s termination of service. If the Optionee ceases to serve as a director of the Company or to otherwise perform services for Applied DNA Services by reason of the Optionee’s death, then, unless sooner terminated under the terms hereof, the vested portion of the Option will terminate if and to the extent it is not exercised within six months after the date of such termination of service. The Option will be forfeited by the Optionee and will terminate at the time the Optionee ceases to be a director of the Company or to otherwise perform services for Applied DNA Sciences if and to the extent the Option is not or does not become vested at such time.

5.    Exercise of Option. If the Option becomes vested, it may be exercised in whole or in part by delivering to the Company (a) a written notice specifying the number of whole shares of Common Stock with respect to which the Option is being exercised, and (b) payment in full of the exercise price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any income tax withholding obligations attributable to the exercise. The exercise price and withholding amount shall be payable by bank or certified check or pursuant to such other methods as may be permitted by the Company in accordance with the Plan and applicable law, including, without limitation, delivery of previously-owned shares of Common Stock or “cashless” exercise pursuant to which the Company will deliver “net shares” to the Optionee in accordance with the following formula: Y x (A-B)/A, where—

Y = the number of shares covered by the exercise of the Option;

A = the fair market value per share on the date of exercise (determined in accordance with the Plan); and

B = the Option exercise price.

6.    Compliance with Law; Transfer Orders; Legends. The Company will not be obligated to issue or deliver shares of Common Stock pursuant to this Option unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  All certificates for shares of Common Stock delivered under this Option shall be subject to such stock-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law.  The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

7.    Rights as a Stockholder. No shares of Common Stock shall be sold or delivered hereunder until full payment for such shares has been made (including, for this purpose, satisfaction of the applicable withholding tax). The Optionee shall have no rights as a stockholder with respect to any shares covered by this Option unless and until the Option is exercised and the shares covered by the exercise of the Option are issued in the name of the Optionee.

8.    Assignment; Beneficiary. The Option and the Optionee’s rights with respect thereto may not be assigned, pledged or transferred except to the Optionee’s beneficiary following the Optionee’s death (subject to the terms of this Agreement and the Plan), and any attempted assignment, pledge or transfer in violation of this Agreement or the Plan will be void ab initio and of no force or effect. The Optionee may designate a beneficiary by filing a written (or electronic) beneficiary designation form with the Company in a manner prescribed or deemed acceptable for this purpose by the Company. Each such beneficiary designation will automatically revoke all prior designations by the Optionee. If the Optionee does not make a valid beneficiary designation during the Optionee’s lifetime or if no designated beneficiary survives the Optionee, the Optionee’s beneficiary will be deemed to be the Optionee’s surviving spouse or, if none, the Optionee’s estate.

9.    No Other Rights Conferred. The grant of the Option under this Agreement shall not affect in any way the right of the Company to terminate the services of the Optionee as a director or otherrwise.

10.      Withholding. The Company’s obligation to issue shares of Common Stock pursuant to the exercise of the Option shall be subject to and conditioned upon the satisfaction by the Optionee of applicable tax withholding obligations, if any. The Company and its subsidiaries may require the Optionee to remit an amount sufficient to satisfy applicable withholding taxes or deduct or withhold such amount from any payments otherwise owed the Optionee (whether or not under this Agreement or the Plan).

11.      Committee Authority. The Board of Directors of the Company (the “Board”) or, if applicable, the Compensation Committee of the (the “Committee”) shall have complete discretion in the exercise of its rights, powers, and duties under this Agreement. Any interpretation or construction of any provision of, and the determination of any question arising under, this Agreement shall be made by the Board or the Committee, as the case may be, in its discretion and such exercise shall be final, conclusive, and binding.

12.      Successors. This Agreement shall be binding upon, and inure to the benefit of, any successor or successors of the Company and any beneficiary of the Optionee.

13.      Construction. This Agreement is intended to reflect the grant of the Option upon the terms and conditions authorized by the Plan. Any provisions of this Agreement that cannot be so administered, interpreted, or construed shall be disregarded. In the event that any provision of this Agreement is held invalid or unenforceable, such provision shall be considered separate and apart from the remainder of this Agreement, which shall remain in full force and effect. In the event that any provision, including any restrictive covenant made as a part of this Agreement, is held to be unenforceable for being unduly broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

14.      Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

APPLIED DNA SCIENCES, INC.

By:

Optionee